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                                                                EXHIBIT (j)(1)


                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Trustees and Shareholders of Van Kampen U.S. Government Fund:

We consent to the references to our Firm under the heading "Financial Highlights" in the Prospectus and "Other Information--Independent Auditors" in the Statement of Additional Information and to the inclusion of our report, dated February 11, 2000 related to the financial highlights for each of the years in the three-year period ending December 31, 1999 included herein.


/s/ KPMG LLP
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KPMG LLP

Chicago, Illinois
April 25, 2002